CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Numbers 33-50340 and 333-48662) of OraSure Technologies, Inc. of our report dated January 15, 2001, relating to the financial statements appearing in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Portland, Oregon
March 30, 2001